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                                                                     EXHIBIT 5.1


                               [SNR Letterhead]


                               November 20, 1998


DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri  64105

     Re: DST Systems, Inc Registration Statement on Form S-4 in connection with Merger with USCS International, Inc.

Ladies and Gentlemen:

     We have acted as counsel to DST Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 which was filed by the Company with the Securities and Exchange Commission (the "Commission") on November 20, 1998 (the "Registration Statement"). The Registration Statement relates to registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of the offer and sale of up to 14,291,378 shares (the "Shares") of the common stock of the Company, par value $0.01 per share, in connection with a merger of DST Acquisitions, Inc., a wholly-owned subsidiary of the Company ("Acquisition"), with and into USCS International, Inc. pursuant to the terms of a Agreement and Plan of Merger dated as of September 2, 1998 (the "Merger Agreement"). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of regulation S-K under the 1933 Act.

     Based upon and subject to our examinations and understandings described herein and the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized and when issued in accordance with the terms and conditions of the Merger Agreement the Shares will be validly issued, fully paid and nonassessable.

     In connection with this opinion, we have examined and relied upon, without further investigation, the originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, records, and oral statements of public officials, officers of the Company and others as we deemed necessary as a basis for the opinions set forth herein including, without limitation: (i) the Registration Statement (together with the form of prospectus/proxy statement forming a part thereof); (ii) the Merger Agreement;
(iii) the Certificate of Incorporation of the Company, as restated (the "Articles"), (iv) the Amended and Restated By-laws of the Company; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement.
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DST Systems, Inc.
November 9, 1998
Page 2

    In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by facsimile and the authenticity of the originals from which such copies or facsimiles were made. In making our examination of documents executed by parties other than the Company or Acquisition, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have assumed the due authorization thereof by all requisite action, corporate and other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof.

     This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, we express no opinion as to the laws of any other jurisdiction other than the corporate law of Delaware. We are not admitted to the Delaware Bar. In expressing our opinion herein, we have reviewed and relied upon, without further investigation, the General Corporation Law of the State of Delaware, as amended, and the reported cases interpreting it as published in generally available sources.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Sonnenschein Nath & Rosenthal under the caption "Legal Opinions" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

    This opinion letter is as of the date set forth above, and we disclaim any obligations to advise you and any other person, legal or natural, who is authorized to rely on this opinion letter of changes in the applicable law or the facts after such date even though such changes could affect our opinion expressed herein.

                                    Very truly yours,

                                    /s/ Sonnenschein Nath & Rosenthal